UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2015

Proteon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 West Street Waltham, MA Summerville, SC 29485	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 890-0102

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD

On March 26, 2015, Proteon Therapeutics, Inc. issued a press release announcing scientific results from a long-term analysis of follow-up data from a Phase 2 study of vonapanitase (formerly PRT-201). In addition, Dr. Bradley Dixon, Associate Professor of Nephrology at the University of Iowa, Department of Internal Medicine, presented a scientific poster at the National Kidney Foundation’s 2015 Spring Clinical Meetings (March 25-29, 2015) in Dallas, Texas entitled Vonapanitase (PRT-201, Recombinant Human Type I Pancreatic Elastase) Improved Long-Term Radiocephalic Arteriovenous Fistula (RCF) Patency. A copy of such press release and scientific poster are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.  A copy of the scientific poster will be posted on Proteon’s website at www.proteontherapeutics.com/clinical-development/publications.php.  On March 28, 2015, Dr. Dixon will present at the National Kidney Foundation’s 2015 Spring Clinical Meetings information regarding this data.

The information, including the exhibit attached hereto, in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 26, 2015, issued by Proteon Therapeutics, Inc.

99.2	Scientific Poster entitled Vonapanitase (PRT-201, Recombinant Human Type I Pancreatic Elastase) Improved Long-Term Radiocephalic Arteriovenous Fistula (RCF) Patency

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2015	PROTEON THERAPEUTICS, INC.
(Registrant)

	By:	/s/ Timothy P. Noyes
Name: Timothy P. Noyes
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 26, 2015, issued by Proteon Therapeutics, Inc.

99.2	Scientific Poster entitled Vonapanitase (PRT-201, Recombinant Human Type I Pancreatic Elastase) Improved Long-Term Radiocephalic Arteriovenous Fistula (RCF) Patency